Exhibit 99.1

Press Release

FIS Announces Cash Tender Offers for up to $2.0 billion of certain Senior Notes

JACKSONVILLE, Fla.—(BUSINESS WIRE)— June 26, 2017— Fidelity National Information Services, FIS™, (NYSE:FIS), a global leader in financial services technology, today announced that it has commenced tender offers (each individually, with respect to a series of Notes, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase for cash up to $2,000,000,000 aggregate principal amount (the “Maximum Tender Offer Amount”) of its securities listed in the table below (collectively, the “Notes”).

Each Tender Offer is open to all registered holders of such series of Notes (individually, a “Holder” and collectively, the “Holders”). Subject to the Maximum Tender Offer Amount and the Tender Caps (as defined below), the amount of a series of Notes that is purchased in the Tender Offers on the Settlement Date (as defined below) will be based on the acceptance priority level for such series (in numerical priority order, with 1 being the highest) (the “Acceptance Priority Level”) set forth in the table below and on the cover page of the Offer to Purchase, dated June 26, 2017 (the “Offer to Purchase”), subject to the proration arrangements applicable to the Tender Offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Tender Cap(1)	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(2)	Hypothetical Total Consideration(3)
3.625% Senior Notes due 2020	31620MAP1	$1,750,000,000	$600,000,000	1	1.500% UST due June 15, 2020	PX1	45 bps	$30	$1,051.34

5.000% Senior Notes due 2025	31620MAR7	$1,500,000,000	$350,000,000	2	2.375% UST due May 15, 2027	PX1	87 bps	$30	$1,139.12

4.500% Senior Notes due 2022	31620MAQ9	$500,000,000	$200,000,000	3	1.750% UST due May 31, 2022	PX1	68 bps	$30	$1,097.41

3.875% Senior Notes due 2024	31620MAM8	$700,000,000	$300,000,000	4	2.375% UST due May 15 2027	PX1	53 bps	$30	$1,071.78

3.500% Senior Notes due 2023	31620MAK2	$1,000,000,000	$300,000,000	5	1.750% UST due May 31, 2022	PX1	75 bps	$30	$1,050.32

2.850% Senior Notes due 2018	31620MAN6	$750,000,000	N/A	6	0.875% UST due October 15, 2018	PX4	30 bps	$30	$1,015.10

(1)	The Tender Cap for each series represents the maximum aggregate principal amount of the applicable series of Notes that will be accepted for purchase. There will be no limit on the aggregate principal amount of the Notes with priority level 6 that may be purchased in the Tender Offers.
(2)	Per $1,000 principal amount of the applicable series of Notes tendered at or prior to the applicable Early Tender Deadline and accepted for purchase.

(3)	The hypothetical Total Consideration (per $1,000 principal amount) for Notes validly tendered at or prior to the applicable Early Tender Deadline and not validly withdrawn at or prior to the applicable Withdrawal Deadline and accepted for purchase is calculated using the applicable fixed spread and is inclusive of the Early Tender Payment but exclusive of Accrued Interest (as defined below) and is based on the reference yield of the Reference U.S. Treasury Security as of 11:00 a.m., New York City time, on June 23, 2017. The actual reference yields of the Reference U.S. Treasury Securities will be determined by the Dealer Managers at 11:00 a.m., New York City time, on the price determination date, which is expected to be July 10, 2017.

The Tender Offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase. The Tender Offers will expire at 11:59 p.m., New York City time, on July 24, 2017, unless extended (the “Expiration Time”), or earlier terminated by FIS. Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on July 10, 2017, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law. The settlement date for Notes that are validly tendered at or prior to the Expiration Time is expected to be July 25, 2017, the first business day after the Expiration Time (the “Settlement Date”).

The consideration paid in the Tender Offers for Notes that are validly tendered and accepted for purchase will consist of a cash payment determined in the manner described in the Offer to Purchase and intended to result in a yield to maturity date or par call date (as applicable) for the applicable series of Notes equal to the sum of the yield to maturity of the applicable reference U.S. Treasury security specified in the table above plus the applicable fixed spread specified in the table above (the “Total Consideration”). Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City Time, on July 10, 2017 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Payment”). Holders of Notes who validly tender their Notes following the Early Tender Deadline but at or prior to the Expiration Time that are accepted for purchase will only receive the applicable “Tender Offer Consideration,” which is the Total Consideration minus the Early Tender Payment, per $1,000 principal amount of any such Notes. The Total Consideration and the Tender Offer Consideration will be determined at 11:00 a.m., New York City time, July 10, 2017 unless extended by FIS (the “Pricing Date”). The hypothetical Total Consideration should be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

In addition to the applicable Total Consideration or Tender Offer Consideration, payment for Notes purchased will include accrued and unpaid interest, rounded to the nearest cent (“Accrued Interest”) from the last interest payment date applicable to the relevant series of Notes up to, but not including, the Settlement Date.

Subject to the applicable tender caps specified in the table above (the “Tender Caps”) and the Maximum Tender Offer Amount, all validly tendered Notes having a higher Acceptance Priority Level will be accepted (subject to the terms and conditions of the Tender Offers) before any validly tendered Notes having a lower Acceptance Priority Level.

Our obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including a financing condition. FIS reserves the right, subject to applicable law, to: (i) terminate the Tender Offers and return the tendered Notes; (ii) waive all unsatisfied conditions and accept for payment and purchase the Notes that have been validly tendered; (iii) extend the Tender Offers and continue to hold Notes that have been validly tendered during the period for which the Tender Offers are extended; (iv) increase or decrease the Maximum Tender Offer Amount or any of the Tender Caps, in each case, without extending or reinstating withdrawal rights; or (v) amend the Tender Offers. The Tender Offers are not conditioned on any minimum amount of Notes being validly tendered.

FIS has retained Barclays Capital Inc., J.P. Morgan Securities LLC and BofA Merrill Lynch as Dealer Managers. D.F. King & Co, Inc. is the Tender and Information Agent. For additional information regarding the terms of the Tender Offers, please contact: Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect). Requests for documents and questions regarding the tendering of securities may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (800) 791-3320 (for all others toll-free), by email at fis@dfking.com or to the Dealer Managers at their respective telephone numbers.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 57,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available us as of the date hereof. FIS’ actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include, but are not limited to, the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, and other risks detailed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent SEC filings. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FIS undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Fidelity National Information Services

Fidelity National Information Services

Kim Snider, 904.438.6278

Senior Vice President

FIS Global Marketing and Communications

kim.snider@fisglobal.com

or

Peter Gunnlaugsson, 904.438.6603

Senior Vice President

FIS Investor Relations

peter.gunnlaugsson@fisglobal.com